Tidal ETF Trust N-14

Exhibit 99.17

VOTE BY MAIL 1. Read the proxy statement. 2. Check the appropriate box(es) on the reverse side of the proxy card. 3. Sign, date and return the proxy card in the envelope provided.

VOTE ONLINE 1. Read the proxy statement and have the proxy card at hand. 2. Follow the simple instructions.

VOTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. 2. Follow the simple instructions.

Please detach at perforation before mailing

 GOTHAM SHORT STRATEGIES FUND

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 13, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND

The undersigned hereby appoints each of Vincenzo Scarduzio and John Redding, as proxies, each with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Fund that the undersigned is entitled to vote at the Meeting to be held at the principal offices of FundVantage Trust, located at 301 Bellevue Parkway, 2nd Floor, Wilmington, Delaware 19809 on October 13, 2023 at 11 a.m. Eastern Time, and any adjournments or postponements thereof. The undersigned hereby revokes any and all proxies with respect to such shares previously given. This instruction may be revoked at any time prior to its exercise at the Meeting by execution of a subsequent proxy card or by written notice to the Secretary of FundVantage Trust prior to the date of the Meeting or by voting at the Meeting.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)

This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable	Sign in the box above

Date

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where mor than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to be held on October 13, 2023.

The Proxy Statement for this Meeting is available at: https://proxyvotinginfo.com/p/gotham2023

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE
REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

This proxy is solicited on behalf of the Board of Trustees of the Fund. It will be voted as specified.
If no specification is made, this proxy shall be voted FOR the proposal.

       Please detach at perforation before mailing.

If any other matters properly come before the Meeting to be voted on, the proxy holders may, in their discretion, vote upon any other matters as may properly come before the Special Meeting and any adjournments or postponements thereof.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Reorganization (the “Plan”) pursuant to which the assets and the liabilities of Gotham Short Strategies Fund (the “Target Fund”) will be acquired and assumed, respectively, by the Gotham Short Strategies ETF (the “Acquiring Fund”), a newly-created series of Tidal ETF Trust (the “ETF Trust”), in exchange solely for shares of the Acquiring Fund (“Acquiring Fund Shares”).	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	To approve any adjournments of the Meeting from time to time to solicit additional proxies if there are insufficient votes at the time of the Meeting to constitute a quorum or to approve Proposal 1.	☐	☐	☐

YOUR SIGNATURE ON THIS VOTING INSTRUCTION CARD IS REQUIRED FOR YOUR VOTE TO BE COUNTED. IF YOU ARE NOT VOTING BY TELEPHONE OR
INTERNET, PLEASE BE SURE TO SIGN, DATE, AND RETURN ALL PAGES OF THIS CARD IN THE ENCLOSED ENVELOPE